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                                                                    EXHIBIT 99.1

                               JagNotes.com, Inc.


For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JagNotes.com Inc.
(609) 638-3101
steve@jagnotes.com

                  JagNotes.com Inc. Announces Letter of Intent
                        with Go West Entertainment, Inc.

    Go West Shareholders to Acquire Controlling Interest in JagNotes.com Inc.

Boca Raton, FL, December 3, 2001-- JagNotes.com Inc. (OTC B.B: JNOT) announced today that it has entered into a non-binding letter of intent with the principal shareholders of Go West Entertainment, Inc., a New York corporation, pursuant to which the shareholders of Go West would acquire a 50.1% interest in JagNotes.com Inc. in a private placement to Go West's three shareholders in exchange for 100% of the outstanding shares of Go West.

Go West was formed in May 2001 to establish, own and operate "Scores" adult entertainment nightclubs.

"We believe that this transaction creates the greatest value for JagNotes' shareholders in today's marketplace," said Gary Valinoti, President and Chief Executive Officer of JagNotes.com Inc. "Go West's proposed business plan offers excellent potential, and JagNotes' shareholders will now have an opportunity to participate in that potential while at the same time maintaining their current interest in the JagNotes business," continued Valinoti.

The proposed transaction is conditioned upon the negotiation and execution of a mutually acceptable definitive acquisition agreement between the parties. In addition, the proposed transaction will be subject to various conditions being satisfied, including, among others, satisfactory due diligence, requisite corporate approvals and obtaining sufficient funding prior to closing for working capital and to permit Go West to procure the premises for its proposed initial nightclub.

Go West has acquired the non-exclusive right to use the name "Scores." For its proposed initial facility, Go West will need to carry out extensive leasehold improvements and obtain the requisite permits and licenses for its business. Following the closing of the proposed transaction, Go West would be a wholly owned subsidiary of JagNotes.com Inc., and its business would be managed by the same management team currently operating Scores Showroom located on East 60th Street in Manhattan, who would also constitute the Board of Directors of JagNotes.com Inc. after closing. The shares of JagNotes.com Inc. common stock issued to such persons in the transaction will be restricted stock.

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The JagNotes Internet-based financial news service business and fax service, which are currently operated at the parent company level, will be contributed to a separate wholly owned subsidiary, under the management of JagNotes' current executive team. The change in control of JagNotes.com Inc. will result in the issuance of additional options and shares to management pursuant to the terms of their existing employment agreements. Future sales of JagNotes.com common stock by such executives would be contractually restricted.

If after three months following the closing, the Board of Directors of the JagNotes subsidiary determines that the business interests of such subsidiary would be best served were it to be operated separately from the Go West business, such board may direct that the JagNotes subsidiary be either spun off as a public company through a dividend to JagNotes shareholders or sold. For six months following the closing, JagNotes.com Inc. will not be permitted to spin off or sell its shares in such new JagNotes subsidiary.

About JagNotes.com Inc.

JagNotes.com Inc. is a leading provider of subscription-based Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.